UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported : December 12, 2007

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

In December 2007, a warrant holder exercised 544,000 warrants at a repriced exercise price of $1.00 per share, and received 544,000 restricted shares of common stock.  The warrant holder paid us $544,000 in connection with this exercise.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction.  This transaction did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed it to evaluate the merits and risks of the receipt of these securities. The investor was knowledgeable about our operations and financial condition.

Pursuant to a related letter agreement, we may not draw down on our equity line of credit at a stock price lower than $2.75 per share until the earlier of the registration of the 544,000 restricted shares or June 12, 2008.  The letter agreement also provides that the 544,000 shares of restricted stock have piggyback registration rights.

ITEM 9.01	Exhibits

Exhibit Number	Description

10.1	Letter agreement

10.2	Notice of exercise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: December 17, 2007	(signed)
By: /s/ Kent Watts
Kent Watts, President